Exhibit 99.1

Dex One Generates Strong EBITDA and Cash Flow in First Quarter

Repays $95 Million of Debt; Affirms Full Year Guidance; Advances Strategic Plan and Enhances Leadership Team

CARY, N.C.--(BUSINESS WIRE)--May 2, 2011--Dex One Corporation (NYSE: DEXO) today announced its first quarter 2011 results, highlighted by strong EBITDA and cash flow as well as progress towards its strategic turnaround.

“First quarter ad sales were slightly better than expectations. Adjusted EBITDA was $175 million and free cash flow was $105 million, representing a 60% conversion rate. We remain on track to achieve our targeted $140 million of annual cost reductions,” said Alfred T. Mockett, Dex One chief executive officer.

OUTLOOK

The company announced second quarter ad sales guidance and affirmed its previously issued full year guidance.

Adjusted Figures / Statistical Measures
Metric (dollars in millions)	Current	Prior(1)
2nd Quarter
Year over year change in advertising sales (including 1 point of adverse impact from a single certified marketing representative)	(14.0%) to (15.0%)	None

Full Year
Net revenue	no change	$1,475 to $1,525
Adjusted EBITDA(2)	no change	$600 to $650
Free cash flow(2)	no change	$300 to $350
Net debt - eliminating fair value discount(2)	no change	$2,400

The outlook for operating income (midpoint), cash flow from operations (midpoint) and total debt (including fair value discount) remains unchanged at $437 million, $365 million and $2,466 million, respectively.

FIRST QUARTER RESULTS SUMMARY
Metric (dollars in millions, except for EPS)	Results
Net revenue	$391
Adjusted EBITDA(2)	$175
Free cash flow(2)	$105
Earnings per share	$1.11
Year over year change in advertising sales (including 2 points of adverse impact from a single certified marketing representative)	(16.6%)

Net income and cash flow from operations in the first quarter were $55 million and $110 million, respectively.

Bookings(3) in the quarter were $351 million, representing a decline of 16 percent on a year over year basis and also include two points of adverse impact from the CMR. During the quarter, Dex One repaid $95 million of debt. As of March 31, 2011, adjusted net debt(2) was $2,597 million and the company’s cash balance was $137 million.

Mockett continued, “Time and cost to market are critical factors for Dex One’s long-term success. We have rebuilt our product roadmap, outlined the launch cycles for the remainder of 2011 and advanced negotiations with potential strategic partners. In addition, we are deploying new technology platforms, creating innovative product bundles and expanding our guaranteed results program to additional markets. These initiatives position Dex One to return to growth in the second half of 2012.”

Important information regarding operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and related footnotes to this press release, which should be thoroughly reviewed. All figures are preliminary and subject to change pending the filing of our Quarterly Report on Form 10-Q. Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period. Bookings are another non-GAAP figure that represent the expected contract value signed in the period. It is important to distinguish advertising sales and bookings from net revenue, which is recognized under the deferral and amortization method.

FIRST QUARTER CONFERENCE CALL

Dex One Corporation will be hosting a conference call to discuss its first quarter 2011 results today at 8:30 a.m. (ET). Individuals within the United States can access the call by dialing 888-982-4695 – others should dial 210-234-0114. The pass code for the call is “Dex One”. In order to ensure a prompt start time, please dial into the call by 8:20 a.m. (ET). In addition, a live Web cast will be available at www.DexOne.com and an archived version will be accessible for up to one year. A replay of the conference call can also be accessed from within the United States by dialing 888-676-2680 and internationally by dialing 402-220-6446. There is no pass code for the telephonic replay, which will be available through May 16.

Endnotes

1) Previously disclosed on February 24, 2011.

2) These are non-GAAP financial measures. Please see the discussion of non-GAAP financial measures in the schedules and related footnotes at the end of this press release.

3) Bookings represent sales activity associated with our print directories and Internet-based products and services during the period. Bookings associated with our local customers represent signed contracts during the period. Bookings associated with our national customers represent what has been published or fulfilled during the period.

ABOUT DEX ONE

Dex One Corporation (NYSE: DEXO) is a leading marketing solutions provider helping local businesses and their customers connect wherever and whenever they choose to search. Building on its heritage of delivering print-based solutions, the company provides integrated products and services to help its clients establish their digital presence and generate leads. Dex One’s locally based marketing experts offer a broad network of local marketing solutions, including online, mobile and print search solutions, such as DexKnows.com. For more information, visit www.DexOne.com.

SAFE HARBOR PROVISION

Certain statements contained in this press release regarding Dex One Corporation’s future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to Dex One Corporation or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only Dex One Corporation’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to Dex One Corporation. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause Dex One Corporation’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described in Dex One Corporation’s publicly available reports filed with the SEC, which contain a discussion of various factors that may affect Dex One Corporation’s business or financial results. Such risks and other factors, which in some instances are beyond Dex One Corporation’s control, include: the continuing decline in the use of print directories; increased competition, particularly from existing and emerging online technologies; ongoing weak economic conditions and continued decline in advertising sales; our ability to collect trade receivables from customers to whom we extend credit; our ability to generate sufficient cash to service our debt; our ability to comply with the financial covenants contained in our debt agreements and the potential impact to operations and liquidity as a result of restrictive covenants in such debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; increasing interest rates; changes in the company’s and the company’s subsidiaries credit ratings; changes in accounting standards; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; successful realization of the expected benefits of acquisitions, divestitures and joint ventures; our ability to maintain agreements with Qwest, CenturyLink and AT&T and other major Internet search and local media companies; our reliance on third-party vendors for various services; and other events beyond our control that may result in unexpected adverse operating results. Dex One Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The company’s 2011 Quarterly Report on Form 10-Q for the period ended March 31, 2011 to be filed with the SEC may contain updates to the information included in this release.

(See attached schedules and related footnotes)

DEX ONE CORPORATION	Schedule 1
INDEX OF SCHEDULES

Schedule 1:	Index of Schedules

Schedule 2:	Unaudited Condensed Consolidated Statements of Operations for the three months ended March 31, 2011, the two months ended March 31, 2010 (Successor Company) and the one month ended January 31, 2010 (Predecessor Company)

Schedule 3:	Unaudited Condensed Consolidated Statement of Operating Income for the three months ended March 31, 2011 and Unaudited Combined Adjusted Statement of Operating Income for the three months ended March 31, 2010

Schedule 4:	Unaudited Condensed Consolidated Balance Sheets at March 31, 2011 and December 31, 2010

Schedule 5:	Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2011, the two months ended March 31, 2010 (Successor Company) and the one month ended January 31, 2010 (Predecessor Company)

Schedule 6:	Reconciliation of Non-GAAP Measures

Schedule 7:	Statistical Measures - Advertising Sales and Bookings

Schedule 8:	Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Schedule 2
Amounts in millions

	Successor Company		Predecessor Company
	Three Months Ended	Two Months Ended	One Month Ended
	March 31, 2011	March 31, 2010	January 31, 2010
Net revenue (1)	$391.2	$53.1	$160.4
Expenses	217.2	109.1	76.1
Depreciation and amortization	54.1	39.4	20.2
Operating income (loss)	119.9	(95.4)	64.1
Gain on sale of assets (6)	13.4	-	-
Interest expense, net	(57.7)	(48.9)	(19.7)
Income (loss) before reorganization items, net and income taxes	75.6	(144.3)	44.4
Reorganization items, net (2)	-	-	7,793.1
Income (loss) before income taxes	75.6	(144.3)	7,837.5
Tax (provision) benefit	(20.2)	401.5	(917.5)
Net income	$55.4	$257.2	$6,920.0

Earnings per share (EPS):
Basic	$1.11	$5.14	$100.3
Diluted	$1.11	$5.14	$100.2
Shares used in computing EPS:
Basic	50.0	50.0	69.0
Diluted	50.0	50.0	69.1

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATING INCOME AND
UNAUDITED COMBINED ADJUSTED STATEMENT OF OPERATING INCOME
						Schedule 3
Fresh Start Adjustments

The Company adopted fresh start accounting and reporting effective February 1, 2010, the Fresh Start Reporting Date. The financial statements as of the Fresh Start Reporting Date report the results of Dex One with no beginning retained earnings or accumulated deficit. Any presentation of Dex One represents the financial position and results of operations of a new reporting entity and is not comparable to prior periods presented by the Predecessor Company. The financial statements for periods ended prior to the Fresh Start Reporting Date do not include the effect of any changes in the Predecessor Company's capital structure or changes in the fair value of assets and liabilities as a result of fresh start accounting. As a result of the deferral and amortization method of revenue recognition, recognized gross advertising revenues reflect the amortization of advertising sales consummated in prior periods as well as in the current period. The adoption of fresh start accounting had a significant impact on the financial position and results of operations of the Company subsequent to the Fresh Start Reporting Date. Fresh start accounting precluded us from recognizing deferred revenue of $255.1 million and certain deferred expenses of $56.8 million during the two months ended March 31, 2010 associated with advertising sales fulfilled prior to the Fresh Start Reporting Date. Thus, our reported results for the two months ended March 31, 2010 were not indicative of our underlying operating and financial performance and are not comparable to any current period presentation.  Accordingly, management has provided a non-GAAP analysis that compares the Company’s GAAP results for the three months ended March 31, 2011 to Non-GAAP Combined Adjusted Results for the three months ended March 31, 2010 for net revenue through operating income (loss).

Management believes that these non-GAAP financial measures are important indicators of our operations because they exclude items that may not be indicative of, or related to, our core operating results, and provide a better baseline for analyzing our underlying business. Non-GAAP Combined Adjusted Results (1) combines GAAP results of the Company for the two months ended March 31, 2010 and GAAP results of the Predecessor Company for the one month ended January 31, 2010 and (2) adjusts these combined amounts to  (i) eliminate the fresh start accounting impact on revenue and certain related expenses noted above and (ii) exclude cost-uplift recorded under fresh start accounting of $1.8 million for the two months ended March 31, 2010. Deferred directory costs, such as print, paper, distribution and commissions, relate to directories that have not yet been published and have been recorded at fair value, determined as (a) the estimated billable value of the published directory less (b) the expected costs to complete the directory, plus (c) a normal profit margin. This incremental fresh start accounting adjustment to step up the recorded value of the deferred directory costs to fair value is hereby referred to as “cost-uplift.” Cost-uplift has been amortized over the terms of the applicable directories, not to exceed twelve months.

Fresh start accounting had an immaterial impact on our results of operations for the three months ended March 31, 2011 and therefore, we have not adjusted our GAAP results for this period. Management believes that the presentation of Non-GAAP Combined Adjusted Results will help financial statement users better understand the material impact fresh start accounting had on the Company’s results of operations for the two months ended March 31, 2010 and also offers a non-GAAP normalized comparison to GAAP results of the Company for the three months ended March 31, 2011. The Non-GAAP Combined Adjusted Results presented below are reconciled to the most comparable GAAP measures. While the Non-GAAP Combined Adjusted Results exclude the effects of fresh start accounting, it must be noted that the Non-GAAP Combined Adjusted Results are not comparable to the Company’s GAAP results for the three months ended March 31, 2011 and should not be treated as such. We strongly encourage investors and stockholders to review our financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

Amounts in millions

	Successor Company		Predecessor Company		Non-GAAP Combined Adjusted
	Three Months Ended	Two Months Ended	One Month Ended	Fresh Start	Three Months Ended
	March 31, 2011	March 31, 2010	January 31, 2010	Adjustments	March 31, 2010
Net revenue (1)	$391.2	$53.1	$160.4	$255.1	$468.6
Expenses	217.2	109.1	76.1	55.0	240.2
Depreciation and amortization	54.1	39.4	20.2	-	59.6
Operating income (loss)	$119.9	$(95.4)	$64.1	$200.1	$168.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION		Schedule 4
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

Amounts in millions
	March 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$136.6	$127.9
Accounts receivable, net	662.3	678.4
Deferred directory costs	136.5	147.0
Short term deferred income taxes, net	58.6	84.1
Other current assets	67.9	82.7
Total current assets	1,061.9	1,120.1

Fixed assets and computer software, net	177.3	188.7
Intangible assets, net	2,331.0	2,369.2
Goodwill, net	801.1	801.1
Other non-current assets	10.7	9.7
Total Assets	$4,382.0	$4,488.8

Liabilities and Shareholders' Equity
Accounts payable and accrued liabilities	$143.8	$154.5
Accrued interest	18.5	30.9
Deferred directory revenue	701.1	722.6
Current portion of long-term debt (3)	224.6	249.3
Total current liabilities	1,088.0	1,157.3

Long-term debt (3)	2,425.1	2,487.9
Deferred income taxes, net	195.3	205.8
Other non-current liabilities	91.4	111.9
Total liabilities	3,799.8	3,962.9

Shareholders’ equity	582.2	525.9

Total Liabilities and Shareholders' Equity	$4,382.0	$4,488.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS			Schedule 5

Amounts in millions
	Successor Company		Predecessor Company
	Three Months Ended	Two Months Ended	One Month Ended
	March 31, 2011	March 31, 2010	January 31, 2010
Net cash provided by operating activities	$109.5	$105.3	$71.7

Investment activities:
Additions to fixed assets and computer software	(4.9)	(6.4)	(1.8)
Proceeds from sale of assets	15.4	-	-
Net cash provided by (used in) investing activities	10.5	(6.4)	(1.8)

Financing activities:
Credit facilities repayments	(94.9)	(153.2)	(511.3)
Debt issuance costs and other financing items, net	0.3	(0.9)	(22.1)
(Decrease) increase in checks not yet presented for payment	(16.7)	3.3	(3.0)

Net cash (used in) financing activities	(111.3)	(150.8)	(536.4)

Increase (decrease) in cash and cash equivalents	8.7	(51.9)	(466.5)
Cash and cash equivalents, beginning of period	127.9	199.4	665.9
Cash and cash equivalents, end of period	$136.6	$147.5	$199.4

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES		Schedule 6a

(unaudited)

EBITDA, Adjusted EBITDA and Combined Adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for net income prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies. Management believes that these non-GAAP financial measures are important indicators of our operations because they exclude items that may not be indicative of, or related to, our core operating results, and provide a better baseline for analyzing our underlying business.  Adjusted EBITDA of the Successor Company for the three months ended March 31, 2011 is determined by adjusting EBITDA for (i) stock-based compensation expense and long-term incentive program and (ii) gain on sale of assets. Adjusted EBITDA of the Successor Company for the two months ended March 31, 2010 is determined by adjusting EBITDA (i) to eliminate the fresh start accounting impact on revenue and certain expenses, (ii) to exclude the impact of cost-uplift recorded under fresh start accounting and (iii) adjust for stock-based compensation expense and long-term incentive program.

Adjusted EBITDA of the Predecessor Company for the one month ended January 31, 2010 is determined by adjusting EBITDA for (i) reorganization items, net and (ii) stock-based compensation expense and long-term incentive program.
Combined adjusted EBITDA for the three months ended March 31, 2010 combines the adjusted EBITDA of the Successor Company for the two months ended March 31, 2010 and the Predecessor Company for the one month ended January 31, 2010.

Amounts in millions

	Successor Company
	Three Months Ended	Two Months Ended
Reconciliation of net income - GAAP to EBITDA, Adjusted EBITDA and Combined Adjusted EBITDA	March 31, 2011	March 31, 2010

Net income - GAAP	$55.4	$257.2
Plus (less) tax provision (benefit)	20.2	(401.5)
Plus interest expense, net	57.7	48.9
Plus depreciation and amortization	54.1	39.4
EBITDA	$187.4	$(56.0)

Plus: Net revenue from advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the two months ended March 31, 2010 absent our adoption of fresh start accounting required under GAAP.	-	255.1

Plus: Cost-uplift on unpublished sales contracts as of February 1, 2010.	-	1.8

Less: Certain deferred expenses for advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the two months ended March 31, 2010 absent our adoption of fresh start accounting required under GAAP.	-	(56.8)

Less: Gain on sale of assets (6)	(13.4)	-

Plus: Stock-based compensation expense and long-term incentive program	1.4	1.5

Adjusted EBITDA - Successor Company	$175.4	$145.6

	Predecessor Company
	One Month Ended
	January 31, 2010

Net income - GAAP	$6,920.0
Plus: tax provision	917.5
Plus: interest expense, net	19.7
Plus depreciation and amortization	20.2
EBITDA	7,877.4

Less: Reorganization items, net (2)	(7,793.1)

Plus: Stock-based compensation expense and long-term incentive program	1.1

Adjusted EBITDA - Predecessor Company	$85.4

	Three Months Ended
Combined Adjusted EBITDA	March 31, 2010

Adjusted EBITDA - Successor Company	$145.6
Adjusted EBITDA - Predecessor Company	85.4
Combined adjusted EBITDA	$231.0

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (cont'd)		Schedule 6b
(unaudited)

Adjusted cash flow from operations, Free cash flow, Adjusted free cash flow and Combined Adjusted free cash flow are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for cash flow from operations prepared in conformity with GAAP. In addition, Adjusted cash flow from operations, Free cash flow, Adjusted free cash flow and Combined Adjusted free cash flow may not be comparable to similarly titled measures of other companies. Management believes that these adjusted cash flow measures provide investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the Company's ability to fund its activities and obligations. Adjusted cash flow from operations of the Successor Company for the two months ended March 31, 2010 and the Predecessor Company for the one month ended January 31, 2010 is determined by adjusting cash flow from operations - GAAP for cash reorganization payments.
Adjusted free cash flow is determined by subtracting additions to fixed assets and computer software - GAAP from Adjusted cash flow from operations.
Combined Adjusted free cash flow for the three months ended March 31, 2010 combines the Adjusted free cash flow of the Successor Company for the two months ended March 31, 2010 and the Predecessor Company for the one month ended January 31, 2010.

Amounts in millions

Reconciliation of cash flow from operations - GAAP to free cash flow, adjusted free cash flow and combined adjusted free cash flow	Successor Company
	Three Months Ended	Two Months Ended
	March 31, 2011	March 31, 2010

Cash flow from operations - GAAP	$109.5	$105.3
Add : Cash reorganization payments	-	8.8
Adjusted cash flow from operations (Two months ended March 31, 2010 only)	109.5	114.1
Less: Additions to fixed assets and computer software - GAAP	4.9	6.4
Free cash flow - Successor Company	$104.6
Adjusted free cash flow - Successor Company		$107.7

	Predecessor Company
	One Month Ended
	January 31, 2010

Cash flow from operations - GAAP	$71.7
Add: Cash reorganization payments	3.5
Adjusted cash flow from operations	75.2
Less: Additions to fixed assets and computer software - GAAP	1.8
Adjusted free cash flow - Predecessor Company	$73.4

Combined Adjusted Free Cash Flow	Three Months Ended
	March 31, 2010
Adjusted free cash flow - Successor Company	$107.7
Adjusted free cash flow - Predecessor Company	73.4
Combined adjusted free cash flow	$181.1

Reconciliation of debt - GAAP to net debt and net debt - eliminating fair value discount (3) (4)	March 31, 2011	December 31, 2010
Debt - GAAP	$2,649.7	$2,737.2
Less: Cash and cash equivalents	(136.6)	(127.9)
Net debt	2,513.1	2,609.3
Fair value discount	83.7	91.0
Net debt - eliminating fair value discount	$2,596.8	$2,700.3

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (cont'd)	Schedule 6c
(unaudited)

Amounts in millions

Full Year 2011
Reconciliation of adjusted EBITDA outlook to operating income - GAAP outlook	Outlook

Adjusted EBITDA outlook	$625
Less: depreciation and amortization	(196)
Adjusted operating income outlook	429
Plus: Stock-based compensation expense and long-term incentive program	8
Operating income - GAAP outlook	$437

Full Year 2011
Reconciliation of free cash flow outlook to cash flow from operations outlook - GAAP	Outlook

Free cash flow outlook	$325
Plus: Additions to fixed assets and computer software	40
Cash flow from operations outlook - GAAP	$365

Reconciliation of debt - GAAP to net debt and net debt - eliminating fair value discount (3) (4)	Outlook at December 31, 2011
Debt - GAAP	$2,466
Less: Cash and cash equivalents	(128)
Net debt	2,338
Fair value discount	62
Net debt - eliminating fair value discount	$2,400

DEX ONE CORPORATION				Schedule 7
STATISTICAL MEASURES
CALCULATION OF ADVERTISING SALES AND BOOKINGS PERCENTAGE CHANGE OVER PRIOR YEAR PERIODS
(unaudited)

Amounts in millions, except percentages
	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Combined Three Months
Advertising Sales (5)	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	Ended March 31, 2010

2011 Advertising sales	$364.5

2010 Advertising sales disclosed in Form 8-K filed on February 24, 2011	453.2	442.5	333.4	441.9	453.2

Adjustments primarily related to changes in publication dates and other factors	(16.2)	0.7	(21.3)	(10.0)	(16.2)

2010 Advertising sales	$437.0	$443.2	$312.1	$431.9	$437.0

2009 Advertising sales disclosed in Form 8-K filed on February 24, 2011		487.8	419.9	522.8	598.1

Adjustments primarily related to changes in publication dates and other factors		24.9	(49.8)	(15.2)	(58.0)

2009 Advertising sales		$512.7	$370.1	$507.6	$540.1

Advertising sales percentage change over prior year periods	(16.6%)	(13.6%)	(15.7%)	(14.9%)	(19.1%)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Combined Three Months
Bookings (5)	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	Ended March 31, 2010

Bookings percentage change over prior year periods	(15.9%)	(15.8%)	(15.1%)	(14.8%)	(14.5%)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

Schedule 8
DEX ONE CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NON-GAAP MEASURES

(1)	Our advertising revenues are earned primarily from the sale of advertising in yellow pages directories we publish. Advertising revenues also include revenues from our Internet-based marketing solutions including online directories, such as DexKnows.com and DexNet. Advertising revenues are affected by several factors, including changes in the quantity and size of advertisements, acquisition of new clients, renewal rates of existing clients, premium advertisements sold, changes in advertisement pricing, the introduction of new marketing solutions, an increase in competition and more fragmentation in the local business search market and general economic factors. Revenues with respect to print advertising and Internet-based marketing solutions that are sold with print advertising are recognized under the deferral and amortization method whereby revenues are initially deferred when a directory is published, net of sales claims and allowances, and recognized ratably over the directory’s life, which is typically 12 months. Revenues with respect to Internet-based marketing solutions that are sold standalone, such as DexNet, are recognized ratably over the life of the contract commencing when they are first delivered or fulfilled. Revenues with respect to our marketing solutions that are non-performance based are recognized ratably over the life of the contract commencing when they are first delivered or fulfilled. Revenues with respect to our marketing solutions that are performance-based are recognized as the service is delivered or fulfilled.

(2)	Reorganization items directly associated with the process of reorganizing the business under Chapter 11 of the Bankruptcy Code were recorded as a separate line item on the unaudited condensed consolidated statement of operations. The Predecessor Company had recorded $7.8 billion of reorganization items during the one month ended January 31, 2010 associated with the gain on reorganization/settlement of liabilities subject to compromise and the impact of fresh start accounting adjustments.

(3)	In conjunction with our adoption of fresh start accounting, an adjustment was established to record our outstanding debt at fair value on the Fresh Start Reporting Date. The Company was required to record our amended and restated credit facilities at a discount as a result of their fair value on the Fresh Start Reporting Date. Therefore, the carrying amount of these debt obligations is lower than the principal amount due at maturity. This fair value adjustment is amortized as an increase to interest expense over the remaining term of the respective debt agreements and does not impact future scheduled interest or principal payments. The unamortized fair value adjustment resulting from fresh start accounting was $83.7 million at March 31, 2011.

(4)	Net debt represents total debt less cash and cash equivalents on the respective date. Net debt – eliminating fair value discount eliminates the fair value discount as a result of fresh start accounting described in Note 3 and represents principal amounts due at maturity.

(5)	Advertising sales is a non-GAAP statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based marketing solutions with respect to which such advertising first appeared publicly during the period. It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method.
In order to provide more visibility into what the Company will book as revenue in the future, we present a non-GAAP statistical measure called bookings, which represents sales activity associated with our print directories and Internet-based marketing solutions during the period. Bookings associated with our local customers represent signed contracts during the period. Bookings associated with our national customers represent what has been published or fulfilled during the period.

(6)	On February 14, 2011, we completed the sale of substantially all net assets of Business.com. As a result, we recognized a gain on sale of these assets of $13.4 million during the three months ended March 31, 2011.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

CONTACT:
Dex One Corporation
Investors – Jamie Andelman, 800/497-6329
Media – Tyler Gronbach, 919/297-1541